                                 EXHIBIT 9.1

                           AMENDMENT NUMBER 1 TO
                    TRANSFER AGENCY AND SERVICE AGREEMENT


    Pursuant to the Transfer Agency and Service Agreement between State Street Bank and Trust Company and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 15, 1996 (the "Agreement"), The Hartford MidCap Fund is hereby included as an additional Fund. All provisions in the Agreement shall apply to The Hartford MidCap Fund.

    IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ______________ day of ________________, 1997.


                             STATE STREET BANK AND TRUST COMPANY

                             _____________________________
                             By:
                             Title:

                             THE HARTFORD MUTUAL FUNDS, INC.
                             on behalf of:

                             The Hartford MidCap Fund

                             _____________________________
                             By:
                             Title: